UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: July 17, 2007

(Date of earliest event reported)

LaserCard Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-06377	77-0176309
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1875 N. Shoreline Boulevard, Mountain View, California 94043

(Addresses of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (650) 969-4428

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Table of Contents

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Signatures

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 17, 2007, the Compensation Committee of Registrant’s Board of Directors recommended to the independent directors and the independent directors approved a bonus plan for fiscal 2008 which covers Registrant’s key management employees, including Registrant’s named executive officers. The bonus plan for fiscal 2008 provides for target bonuses for the named executive officers as a function of their base salaries for fiscal 2008, which are shown below. For fiscal 2008, each officer’s bonus could range from zero to 200% of the bonus target:

Richard M. Haddock: bonus target of 59% of base salary of $350,000
Christopher J. Dyball: bonus target of 44% of base salary of $305,000
Steven M. Larson: bonus target of 44% of base salary of $265,000
Stephen. Price-Francis: bonus target of 18% of base salary of $192,000.

The bonuses are to be a function of four independent components: Registrant’s revenue achievement (25%) and pre-tax earnings (35%) relative to the annual operating plan; the individual officer’s accomplishment of certain Management By Objectives or MBOs (20%); and board discretion (20%). If earnings are less than those in the annual operating plan, then the MBO and discretionary components are each to be allocated based on a maximum payment consisting of 20% of the bonus target while if the earnings are in excess of those in the annual operating plan, the MBO and discretionary components are each to allocated based upon an increased maximum payment which may not exceed 40% of the bonus target.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized on the 20th day of July, 2007.

LaserCard Corporation
(Registrant)

By:	/s/ STEVEN G. LARSON
Steven G. Larson
Vice President, Finance and Chief Financial Officer